Exhibit 10.1

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

THIS SPLIT DOLLAR AGREEMENT (this "Agreement") is entered into this 20th day of September, 2012, by and between by and between Marathon National Bank of New York, located in Astoria, New York (the "Employer"), and Paul Stathoulopoulos (the "Executive").

WITNESSETH:

WHEREAS, the Executive is employed by the Employer;

WHEREAS, the Employer recognizes the valuable services the Executive has performed for the Employer and wishes to encourage the Executive's continued employment and to provide the Executive with additional incentive to achieve corporate objectives;

WHEREAS, the Employer wishes to provide the terms and conditions upon which the Employer shall share the death proceeds of certain life insurance policies with the Executive's designated beneficiary;

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Employer and the Executive agree as follows:

ARTICLE 1
DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings specified:

1."Administrator" means the Board or such person or persons who may be appointed by the Board to administer this Agreement

2."Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits upon the death of the Executive.

3.	"Board" means the Board of Directors of the Employer.

4."Insurer" means the insurance company or companies issuing a Policy listed on Exhibit A to this Agreement.

5."Policy'' or "Policies" means the individual insurance policy or policies listed on Exhibit A purchased by the Employer for purposes of insuring the Executive's life under this Agreement.

Exhibit 10.1

ARTICLE 2
PURCHASE OF POLICY

The Employer has purchased the Policy or Policies listed on Exhibit A. The parties agree that they will take any and all action which may be necessary to cause each Policy to conform to the provisions of this Agreement. The parties agree that each Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to each Policy or beneficiary designation filed with the Insurer in accordance with this Agreement.

ARTICLE 3
OWNERSHIP OF POLICY

1.Except as otherwise specifically provided in this Agreement, the Employer shall be the sole and absolute owner of each Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including. but not limited to, the right to elect and to change the Death Benefit Option, the Face Amount of the Death Benefit, and the investment options of the Policy.

2.Notwithstanding any other provision hereof, during the term of this Agreement, the Executive shall not have any direct or indirect access to the cash value of any Policy, including. but not limited to, any right to obtain, use, or realize any economic value from the cash value of the Policy. Specifically, the Executive shall have no right to directly or indirectly make a withdrawal from a Policy, borrow from or against a Policy, totally or partially surrender a Policy, nor anticipate, assign (either at law or in equity), alienate, pledge, or otherwise encumber the cash value of the Policy. To the extent permitted by law, the Executive's creditors shall not have access to the cash value of a Policy through attachment, garnishment, levy, execution, or through any other legal or equitable process.

ARTICLE 4
ELECTION OF SETTLEMENT OPTION AND BENEFICIARY DESIGNATION BY EMPLOYEE;
POLICY ENDORSEMENT BY EMPLOYER

1.The Executive may select the beneficiary or beneficiaries to receive the portion of death benefit proceeds to which the Executive is entitled to under this Agreement, as well as the settlement option for payment of that portion of the death benefit provided under the Policies, by specifying such election in a written notice to the Employer in the form attached to this Agreement as Exhibit B. Upon receipt of such notice, the Employer shall promptly execute and deliver to the Insurer the endorsement to or beneficiary designation for the applicable Policy, under the form used by the Insurer therefor, to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death benefit proceeds of the Policy in excess of the amount to which the Employer is entitled to under this Agreement. The parties agree to take all action necessary to cause the settlement option and beneficiary designation provisions of each Policy to conform to the provisions of this Agreement.

Exhibit 10.1

2.The Employer shall not terminate, alter or amend such endorsement or beneficiary designation without the express written consent of the Executive.

3.In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Executive, the Employer shall pay the benefit payment to the Executive's spouse. If the spouse is not living then the Employer shall pay the benefit payment to the Executive's living descendants per stirpes, and if there no living descendants, to the Executive's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Executive's personal representative, executor, or administrator.

ARTICLE 5
PAYMENT OF PREMIUMS AND IMPUTED INCOME

1.On or before the due date of each Policy premium (but no later than the end of the grace period provided under the Policy, the Employer shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Executive evidence of timely payment of such premium.

2.The Employer shall determine the economic benefit attributable to the Executive with respect to the Policy. The amount of such benefit shall be an amount equal to the annual cost of current life insurance protection on the life of the Executive, measured by the lower of the rate provided in Table 2001 as set forth in the IRS Notice 2002-8 (or any subsequent Internal Revenue Service guidance which is applicable to this arrangement), or the Insurer's current published premium rate for annually renewable term insurance for standard risks, as determined under Notice IRS 2002-8 applicable to post-January 28, 2002 arrangements (or any subsequent Internal Revenue Service guidance which is applicable to this arrangement).

3.The Employer annually shall furnish the Executive a statement of the amount of income reportable by the Executive for federal and state income tax purposes as a result of the insurance protection provided the Policy beneficiary hereunder.

ARTICLE 6
LIMITATIONS ON EMPLOYER'S RIGHTS IN POLICY

Except as otherwise specifically provided in this Agreement, the Employer shall not sell, assign, transfer, surrender or cancel the Policy, change the Policy endorsement or beneficiary designation provision thereof, change the Death Benefit Option provision, or decrease the Face Amount of Insurance Death Benefit, make withdrawals from the Policy without, in any such case, the express written consent of the Executive.

ARTICLE 7
DEATH BENEFT PROCEEDS

7.1 Upon the death of the Executive, the Employer shall cooperate with the beneficiary or

Exhibit 10.1

beneficiaries designated by the Employer at the direction of the Executive to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

7.2 Upon the death of the Executive, the Executive's Beneficiary shall have the right to receive payment of a death benefit under the Policy equal to

(a)    Seven Hundred Fifty Thousand Dollars ($750,000)

The Employer shall have the unqualified right to receive the remaining portion the death proceeds payable under the Policy. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employer at the direction of the Executive, until the full amount due the Employer hereunder has been paid. The parties agree that the endorsement of or beneficiary designation provision of the Policy shall conform to the provisions hereof.

ARTICLE 8
TERMINATION OF THE AGREEMENT DURING THE EXECUTIVE'S LIFETIME

1.This Agreement shall terminate during the Executive's lifetime only upon the occurrence of any of the following events:

(a)	Total cessation of the Employer's business;

(b)	Bankruptcy. receivership or dissolution of the Employer;

(c)	The Executive becoming subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(c) of the Federal Deposit Insurance Act; or

(d)
Termination of the Executive's employment by the Employer for Cause. For purposes of this paragraph (d), Cause shall mean personal dishonesty, willful misconduct, breach of duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violation or similar offenses) or final cease-and-desist or material breach of any provision of this Agreement; provided, however, that no act or failure to act shall be considered "willful" unless done, or omitted, by the Executive not in good faith and without reasonable belief that the Executive's act or omission was in the best interest of the Employer.

2.In addition, the Executive may terminate this Agreement at any time by written notice to the Employer. Any such termination shall be effective as of the date of such notice.

3.	No benefits shall be payable under this Agreement if

(a)	the Agreement is terminated pursuant to Section 8.1(c) or 8.1(d) above; or

(b)
an Insurer denies coverage (i) for material misstatements of fact made by the Executive on any application for life insurance purchased by the Employer, or (ii) for any other reason; provided, however, that the Employer shall evaluate the reason for the denial,

Exhibit 10.1

and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

ARTICLE 9
DISPOSITION OF POLICY ON TERMINATION OF THE AGREEMENT DURING THE
EXECUTIVE'S LIFETIME

9.1. This Article 10 shall apply in the event that this Agreement is terminated during the Executive's lifetime pursuant to Section 8.1(a), 8.1(b) or Section 8.2.

9.2 During the sixty (60) day period following the date of the termination of this Agreement during the Executive's lifetime, the Executive shall have the assignable option to purchase the Policies from the Employer. The purchase price for the Policies shall be equal to the greater of the cash surrender value of the Policies or the cumulative amount of the premium payments made by the Employer. Upon receipt of such amount, the Employer shall transfer all of its right, title and interest in and to the Policy to the Executive or [his][her] assignee, by the execution and delivery of an appropriate instrument of transfer.

9.2 If the Executive or [his][her] assignee fails to exercise such option within such sixty (60) day period, then, the Employer may enforce its right to be repaid the amount due it hereunder by surrendering or canceling the Policy for its cash surrender value, or it may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions hereof. Thereafter, neither the Executive nor [his][her] respective heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement

ARTICLE 10
ASSIGNMENT BY EXECUTIVE

Notwithstanding any provision hereof to the contrary, the Executive shall have the right to absolutely and irrevocably assign by gift all of [his][her] right, title and interest in and to this Agreement and the rights it provides in and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Employer of a written assignment, in substantially the form attached hereto as Exhibit C, which by this reference is made a part hereof. Upon receipt of such written assignment executed by the Executive and duly accepted by the assignee thereof, the Employer shall consent thereto in writing, and shall thereafter treat the Executive's assignee as the sole owner of all of the Executive's right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Executive shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

ARTICLE 11
INSURER NOT A PARTY

The Insurer shall be fully discharged from its obligations under the Policy by payment of

Exhibit 10.1

the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the endorsement or beneficiary designation executed by the Employer and filed with the Insurer in connection herewith.

ARTICLE 12
ADMINISTRATION

1.Administrator Duties. The Administrator shall be responsible for the management, operation, and administration of the Agreement. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by the Employer, Executive or Beneficiary.

2.Administrator Authority. The Administrator shall enforce this Agreement in accordance with its terms, shall be charged with the general administration of this Agreement, and shall have all powers necessary to accomplish its purposes. Such powers include, but are not limited to, the following:

(a)	To construe and interpret the terms and provisions of this Agreement and to reconcile any inconsistency;

(b)
To compute and certify the amount payable to the Executive and the Beneficiary; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(c)	To maintain all records that may be necessary for the administration of this Agreement;

(d)	To provide for the disclosure of all information and the filing or provision of all reports and statements to the Executive, the Beneficiary and governmental agencies as required by law;

(e)
To make and publish such rules for the regulation of this Agreement and procedures for the administration of this Agreement so long as no such rules or procedures are not inconsistent with the terms hereof;

(f)	To administer this Agreement's claims procedures;

(g)	To approve the forms and procedures for use under this Agreement; and

(h)	To employ others, including actuaries, attorneys, accountants, independent fiduciaries, recordkeepers and administrative consultants, to render advice or

Exhibit 10.1

perform services with respect to the responsibilities of the Administrator under the Agreement.

1.Binding Effect of Decision. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Agreement

2.Compensation, Expenses and Indemnity. The Administrator is authorized at the expense of the Employer to employ such legal counsel and recordkeeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Agreement shall be paid by the Employer.

3.Employer Information. The Employer shall supply full and timely information to the Administrator on all matters relating to the Executive's death, termination of employment and such other information as the Administrator reasonably requires..

ARTICLE 13
CLAIMS AND REVIEW PROCEDURE

1.Claims Procedure. A Claimant who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows.

(a)
Initiation- Written Claim. The Claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty {60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty {180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

(b)
Timing of Administrator Response. The Administrator shall respond to such Claimant within ninety (90) days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

(c)
Notice of Decision. If the Administrator denies part or all of the claim, the Administrator shall notify the Claimant in writing of such denial. The Administrator shall write the notification in a manner calculated to be understood by the Claimant The notification shall set forth: (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a description of any additional information or material necessary for the Claimant to

Exhibit 10.1

perfect the claim and an explanation of why it is needed; (iv) an explanation of this Agreement's review procedures and the time limits applicable to such procedures; and (v) a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

2.Review Procedure. If the Administrator denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Administrator of the denial as follows.

(a)	Initiation - Written Request To initiate the review, the Claimant, within sixty
(60) days after receiving the Administrator's notice of denial, must file with the Administrator a written request for review.

(b)
Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

(c)
Considerations on Review. In considering the review, the Administrator shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)
Timing of Administrator Response. The Administrator shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional sixty (60) days by notifying the Claimant in writing. prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

(e)
Notice of Decision. The Administrator shall notify the Claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth; (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and (iv) a statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

Exhibit 10.1

ARTICLE 14
AMENDMENTS AND TERMINATION

This Agreement may be amended only by a written agreement signed by both the Employer and the Executive.

ARTICLE 15
MISCELLANEOUS

1.No Effect on Employment Rights. Neither this Agreement, nor any benefit payable under this Agreement, shall confer upon the Executive any right to continue in employment with the Employer nor shall they interfere in any way with the right of the Employer to terminate the Executive's employment at any time.

2.Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Administrator may make such distribution: (a) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence; or (b) to the conservator or administrator or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Employer and the Administrator from further liability on account thereof.

3.Governing Law. To the extent not governed by ERISA or other Federal law, the provisions of this Agreement shall be construed and interpreted according to the laws of the State of New York without regard to conflicts of laws principles.

4.Severability. The provisions of this Agreement are severable. If any provision of this Agreement is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Agreement, except to such extent or in such application, shall not be affected, and each and every provision of the Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

5.Notice. Any notice, consent or demand required or permitted to be given to the Employer or Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the Employer's principal business office. Any notice or filing required or permitted to be given to the Executive or Beneficiary under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive or Beneficiary, as appropriate. Any notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

6.Heading sand Interpretation. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed part of this Agreement Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

Exhibit 10.1

7.Other Benefits. No benefit payable under this Agreement shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees, unless such plan or arrangement provides otherwise.

8.Successors and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Employer, its successor and assigns, and the Executive, the Executive's successors, heirs, executors, administrators, and the Beneficiary.

9.Entire Agreement. This Agreement constitutes the entire agreement between the Employer and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Employer have signed this Agreement.

EXECUTIVE                EMPLOYER

/s/ Paul Stathoulopoulos     By: /s/ Emanuel Polichronakis
Title: President

Exhibit 10.1

SPLIT DOLLAR LIFE INSURANCE AGREEMENT
EXHIBIT A

The following life insurance Policy is subject to the Split Dollar Life Insurance Agreement to which this Exhibit is attached:

Insurer:            Mass Mutual

Insured:            Paul Stathoulopoulos

Policy Number:         54234

Date of Issue:        December 31st, 2002

Face Amount:        Eight Hundred Twenty One Thousand Dollars ($821,000)

[Death Benefit Option]:    Same as Face Amount

Insurer:            New York Life

Insured:            Paul Stathoulopoulos

Policy Number:        56604309

Date of Issue:        December 31st, 2002

Face Amount:        Eight Hundred Sixty One Thousand Dollars ($861,000)

[Death Benefit Option]:    Same as Face Amount

Insurer:            West Coast Life

Insured:            Paul Stathoulopoulos

Policy Number:        ZUA393013

Date of Issue:        December 31st, 2002

Specified Amount:        Eight Hundred Sixty Two Thousand Dollars ($862,000)

[Death Benefit Option]:    Same as Specified Amount

Exhibit 10.1

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

EXHIBIT B

Beneficiary Designation

I, Paul Stathoulopoulos, designate the following as Beneficiary under this Agreement:

Primary

Ramona Stathoulopoulos                                100%

Contingent

Christopher N. Stathoulopoulos	50%

Nicholas P. Stathoulopoulos	50%

I understand that I may change this beneficiary designation by delivering a new written designation to the Administrator, which shall be effective only upon receipt by the Administrator prior to my death. I further understand that the designation will be automatically revoked if the Beneficiary predeceases me or if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Signature: /s/ Paul Stathoulopoulos    Date: 09.20.2012

SPOUSAL CONSENT (Required only if Administrator requests and someone other than spouse is named Beneficiary)

I consent to the beneficiary designation above. I also acknowledge that if I am named Beneficiary and my marriage is subsequently dissolved, the beneficiary designation will be automatically revoked.

Spouse Name:    ______________________
Signature: ______________________    Date: __________

Exhibit 10.1

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

EXHIBIT C

THIS ASSIGNMENT, dated this __ day of ______________, 20__.

WITNESSETH THAT:

WHEREAS, the undersigned (the "Assignor") is the Employee under that certain Split Dollar Life Insurance Agreement between Marathon National Bank of New York (the "Employer") and Paul Stathoulopoulos dated September 20th, 2012, effective as of January 1, 2013 (the "Split Dollar Agreement"), which Split-Dollar Agreement confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor's life; and

WHEREAS, pursuant to the provisions of said Split Dollar Agreement, the Assignor retained the right, exercisable by the execution and delivery to the Corporation of a written form of assignment, to absolutely and irrevocably assign all of the Assignor's right, title and interest in and to said Split-Dollar Agreement to an assignee; and

WHEREAS, the Assignor desires to exercise said right;

NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to ________ (the "Assignee"), all of the Assignor's right, title and interest in and to the Split-Dollar Agreement and said policies of insurance, intending that, from and after this date, the Split- Dollar Agreement be solely between the Corporation and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.

__________________________
Assignor

ACCEPTANCE OF ASSIGNMENT

The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein in and to the Split Dollar Agreement, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Split Dollar Agreement, as if the original Employee thereunder.
___________________________

___________________________
Assignee

Dated: __________, 20__

Exhibit 10.1

CONSENT TO ASSIGNMENT

The undersigned Employer hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the Split Dollar Agreement, to the Assignee designated therein. The undersigned Employer hereby agrees that, from and after the date hereof. the undersigned Employer shall look solely to such Assignee for the performance of all obligations under said Split-Dollar Agreement which were heretofore the responsibility of the Assignor, shall allow all rights and benefits provided therein to the Assignor to be exercised only by said Assignee, and shall hereafter treat said Assignee in all respects as if the original Employee thereunder.

________________________
By: _______________________

Dated: __________, 20__